Exhibit 99.1
News release via Canada NewsWire, Calgary 403-269-7605

     Attention Business/Financial Editors:
     NUCRYST announces 2009 second quarter financial results

     PRINCETON, NJ, Aug. 5 /CNW/ - NUCRYST Pharmaceuticals Corp., a developer and manufacturer of medical products that fight infection and inflammation, today announced its financial results for the second quarter of 2009.
     For the quarter ended June 30, 2009, NUCRYST reported a net loss of $0.4 million, or $0.02 cents per share, on revenues of $4.9 million. This compares to a net loss of $1.7 million, or $0.09 cents per share, on revenues of $4.7 million in the second quarter of 2008.
     At June 30, 2009, NUCRYST had $11.8 million in cash and cash equivalents, compared to $23.4 million at December 31, 2008. In the first quarter of 2009,
NUCRYST completed a $14.7 million, or $0.80 per share, cash distribution to
NUCRYST shareholders.
     "We are pleased with the progress we are making in driving the Company towards profitability," said David B. Holtz, Interim President and Chief
Executive Officer, and Chief Financial Officer of NUCRYST. "We remain focused on managing the Company with a lower cost structure while continuing to explore longer term strategic alternatives for the business."
     David McDowell, NUCRYST's Vice President, Operations, added, "We are fully prepared to support Smith & Nephew as they begin the US market launch of the Acticoat(TM) Flex product line." Smith & Nephew and NUCRYST announced last week that Smith & Nephew received FDA clearance for the new Acticoat(TM) Flex product line.

     Second quarter financial analysis

     NUCRYST's total revenue for the second quarter of 2009, which consists of wound care product revenues less the manufacturing cost rebate, increased to
$4.9 million compared to $4.7 million in the second quarter of 2008. The increase was due to a higher level of product shipments in the current quarter which was partially offset by slightly lower royalty revenues on Acticoat(TM)
sales reported by Smith & Nephew plc. Smith & Nephew's reported Acticoat(TM)
sales were negatively impacted by the strengthening U.S. dollar.
     Gross margin on product revenues was 43% in the second quarter of 2009, compared to 42% in the second quarter of 2008. The improvement was primarily due to reductions in per unit manufacturing costs which were partially offset by a slight decrease in manufacturing prices charged to Smith & Nephew.
NUCRYST recognizes manufacturing revenue when NUCRYST ships product to Smith &
Nephew and recognizes royalty income when Smith & Nephew sells Acticoat(TM)
products to its customers. Consequently, NUCRYST's gross margin percent may vary from period to period due to differences in the timing of product shipments to Smith & Nephew and the sale of that product by Smith & Nephew to its customers.
     Research and development spending in the second quarter of 2009 totaled
$0.6 million compared to $1.5 million in second quarter of 2008. NUCRYST completed the closure of its Wakefield, Massachusetts research operations in the fourth quarter of 2008. NUCRYST has also eliminated spending on several development programs until commercialization partners are secured for these programs.
     General and administrative costs in the second quarter of 2009 totaled
$1.4 million compared to $2.2 million in the second quarter of 2008. The decrease was primarily due to cost reductions achieved following the transfer of the Company's U.S. headquarters to Princeton, New Jersey and a reduction in administrative staff. The decline in the Canadian dollar relative to the U.S.
dollar also contributed to overall decrease in reported costs.
     Other income and expenses, which includes foreign exchange gains and losses and interest income, was a net loss of $0.6 million for the second quarter of 2009 as compared to a net loss of $0.1 million in the second quarter of 2009. Changes in the U.S. dollar and Canadian dollar exchange rate during the second quarter of 2009 resulted in unrealized currency gains on our
U.S. dollar working capital amounts held by our Canadian operations. All of our revenues from Smith & Nephew are received in U.S. dollars.

     A conference call regarding NUCRYST's 2009 first quarter results is set for today at 9 a.m. EST. To participate, please call the toll-free number
1-800-731-5774. To listen to the call live on the Internet, please go to
http://www.nucryst.com/web_casts.htm.

     <<
                          (Financial Table Page Below)

     About NUCRYST Pharmaceuticals Corp.
     >>
     NUCRYST Pharmaceuticals Corp. (NASDAQ: NCST; TSX: NCS) develops, manufactures and commercializes medical products that fight infection and inflammation using SILCRYST(TM), its patented atomically disordered nanocrystalline silver technology. NUCRYST licensed world-wide rights for
SILCRYST(TM) wound care coating products to Smith & Nephew plc, which markets these products in over 30 countries under their Acticoat(TM) trademark.
NUCRYST has developed its proprietary nanocrystalline silver in a powder form, referred to as NPI 32101, for use in medical devices and as an active pharmaceutical ingredient.
     A more detailed discussion of NUCRYST's 2009 second quarter results will be available in our Quarterly Report on Form 10-Q for the quarter ended June
30, 2009 which will be available at www.sec.gov and www.sedar.com when filed.
NUCRYST filings are also available at www.nucryst.com/Regulatory_Filings.htm.

     <<
     All amounts in U.S. dollars
     SILCRYST(TM) is a trademark of NUCRYST Pharmaceuticals Corp.
     Acticoat(TM) is a trademark of Smith & Nephew plc
     >>

     The financial results in this news release are unaudited, and are not a complete disclosure of our quarterly or results. This news release contains forward-looking statements within the meaning of securities legislation in the
United States and Canada (collectively "forward-looking statements").
Forward-looking statements in this news release include, but are not limited to, statements about: our strategy, future operations, prospects and plans of management and our ability to achieve operating efficiencies and cost reductions. With respect to the forward-looking statements contained in this news release, readers are cautioned that numerous risks, uncertainties and other factors could cause our actual results to differ materially from those indicated in these statements including, but not limited to: future shareholder actions with respect to our capitalization and strategic direction; the performance of the stock markets generally; our ability to satisfy regulatory and stock exchange standards and requirements to maintain our exchange listings; the uncertainty of our future operating results, which are likely to fluctuate; our reliance on and ability to maintain our collaboration with Smith & Nephew; our reliance on sales of Acticoat(TM)
products with our SILCRYST(TM) coatings by Smith & Nephew; our ability to achieve and sustain cost savings and operating efficiencies sufficient to substantially offset the manufacturing cost rebate we have agreed to pay Smith
& Nephew; our ability to retain skilled and experienced personnel; the availability, timing or likelihood of regulatory filings and approvals for our new products and our ability to maintain regulatory compliance with respect to our existing products; our ability to establish successful commercialization programs, through corporate collaborations or otherwise, for our NPI 32101 barrier cream and other development programs; the impact of delays and challenges with new product introductions, the impact of new product introductions on the sales of existing products; changes in currency exchange rates; changes in regulation or tax laws applicable to us; changes in general economic and capital market conditions; other risks and uncertainties that have not been identified at this time; and management's response to these factors. Although we have attempted to identify the important risks, uncertainties and other factors that could cause actual results or events to differ materially from those expressed or implied in the forward-looking statements in this release, there may be other factors that cause actual results or events to differ from those expressed or implied in forward looking statements. For a more thorough discussion of the risks associated with our business, see the "Risk Factors" section in our Annual Report on Form 10-K for the year ended December 31, 2008 and in our Quarterly Report on Form 10-Q for
the quarter ended June 30, 2009, once filed with the U.S. Securities and
Exchange Commission on EDGAR at www.sec.gov and with securities authorities in
Canada on SEDAR at www.sedar.com. All forward-looking statements are expressly qualified in their entirety by this cautionary statement and NUCRYST disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future developments or otherwise after the date hereof.

     <<
     Condensed Consolidated Statements of Operations
     -----------------------------------------------

                                   Three Months             Six Months
                                   Ended June 30           Ended June 30
                                     2009        2008        2009        2008
                               ----------- ----------- ----------- -----------

     Revenue                   $    4,942  $    4,708  $    9,091  $    9,897
                               ----------- ----------- ----------- -----------
     Operating expenses:
       Cost of goods sold           2,801       2,726       5,034       6,826
       Research and development       599       1,463       1,348       2,950
       General and
        administrative              1,351       2,164       3,979       4,652
                               ----------- ----------- ----------- -----------
         Total operating
          expenses                  4,751       6,353      10,361      14,428
                               ----------- ----------- ----------- -----------
     Income/(Loss) from
      operations                      191      (1,645)     (1,270)     (4,531)

       Other income/(expenses)       (604)        (71)       (219)        637
                               ----------- ----------- ----------- -----------
     Net pre-tax loss                (413)     (1,716)     (1,489)     (3,894)
       Income tax expense               -           -           -           2
                               ----------- ----------- ----------- -----------
                               ----------- ----------- ----------- -----------

     Net loss                  $     (413) $   (1,716) $   (1,489) $   (3,896)
                               ----------- ----------- ----------- -----------
                               ----------- ----------- ----------- -----------

     Basic and diluted net
      loss per common share    $    (0.02) $    (0.09) $    (0.08) $    (0.21)
                               ----------- ----------- ----------- -----------
                               ----------- ----------- ----------- -----------

     Dilutive weighted
      average common shares
      outstanding              18,324,458  18,374,506  18,323,168  18,372,299
                               ----------- ----------- ----------- -----------
                               ----------- ----------- ----------- -----------

     Selected Consolidated Balance Sheet Data
     ----------------------------------------
                                                        June 30   December 31
                                                           2009          2008
                                                       ----------- -----------
     Cash and cash equivalents                         $  11,751   $   23,388
     Current assets                                       19,400       31,751
     Total assets                                         29,344       41,800
     Current liabilities                                   5,574        2,949
     Non-current liabilities                                 474          495
     Shareholders' equity                                 23,296       38,356
     >>

     %CIK: 0001344674

     /For further information: David B. Holtz, Interim President and Chief
Executive Officer, Chief Financial Officer, NUCRYST Pharmaceuticals Corp.,
(609) 228-8210; David Wills, Gillian McArdle, Investor Relations, (416)
504-8464, info(at)nucryst.com/
     (NCST NCS.)

CO:  NUCRYST Pharmaceuticals Corp.

CNW 08:33e 05-AUG-09